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                                                                   EXHIBIT 10.14

                              AMENDED AND RESTATED

                    HAMPSHIRE MANAGEMENT CONSULTING AGREEMENT

      THIS AMENDED AND RESTATED HAMPSHIRE MANAGEMENT CONSULTING AGREEMENT (this "Agreement") is executed as of February 28, 2005 and is effective as of February 1, 2004 (the "Effective Date"), by and between HAMPSHIRE MANAGEMENT COMPANY LLC, a Delaware limited liability company and affiliate of Hampshire Equity Partners II, L.P. (the "Consultant") and CITI TRENDS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company previously entered into a Management Consulting Agreement with an affiliate of the Consultant, Lexington Equity Partners II, L.L.C., on April 13, 1999 (the "Original Agreement");

      WHEREAS, Lexington Equity Partners II, L.L.C. has been dissolved;

      WHEREAS, the Company desires to retain Consultant to provide business and financial advice to the Company and to amend and restate the Original Agreement; and

      WHEREAS, the Consultant wishes to provide such business and financial advice to the Company.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree follows:

      Section 1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its subsidiaries (whether now existing or hereafter acquired), in connection with their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates, and the expansion of their businesses. Consultant shall render such services to the Company in good faith and in accordance with professional standards and applicable law. Consultant shall report directly to the Board of Directors of the Company (the "Board of Directors") and, when appropriate in conjunction with management, shall prepare reports and provide other documentation for review by the Board of Directors as to its work on behalf of the Company. The Board of Directors shall in its sole discretion determine the scope and breadth of the Consultant's responsibilities and duties hereunder. The terms of this Agreement shall commence on the date hereof and continue until February 1, 2009, unless extended, or sooner terminated, as provided in Section 5 below. The Consultant's personnel shall be reasonably available to the Company's Board of Directors, managers, auditors and other personnel for consultation and advice to be rendered pursuant to this Agreement, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree.
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      Section 2. The Company shall pay the Consultant a management fee equal to
$240,000 per year from the Effective Date through the termination of this Agreement. The Company shall pay the Consultant such management fee in monthly installments on the last day of each month during the term of this Agreement. The Company and the Consultant acknowledge and agree that all fees and other amounts due and owing to the Consultant for all periods prior to the Effective Date have been paid in full.

      Section 3. Subject to the approval of the Board of Directors, the Company shall reimburse Consultant for reasonable out-of-pocket expenses and any reasonable, direct, allocable costs incurred by the Consultant and its personnel in performing services hereunder to the Company and its subsidiaries upon the Consultant's rendering of a statement therefor, together with supporting data as the Company shall reasonably require.

      Section 4. Notwithstanding the foregoing, the Company shall not pay the fees under Section 2 and such fees shall accrue pursuant to the second sentence of this Section 4, if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or properties, if the Company has not paid cash interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates, or if the Company has not paid cash dividends on any dividend payment date as set forth in its certificate of incorporation or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation or any certificate of designation with respect to its preferred stock, if any. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be canceled but rather shall accrue, without interest, and shall be payable by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments. This Section 4 will not, in any event, restrict or limit the Company's obligations under Sections 3, 8 and 9 which will be absolute and not subject to set-off.

      Section 5. This Agreement shall be automatically renewed for successive one (1) year terms starting February 1, 2008 unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days' prior written notice from the Company to the Consultant at any time after (a) substantially all of the stock or substantially all of the assets of the Company are sold to any entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such sale or (b) the Company is merged or consolidated into another entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such merger and the Company is not the survivor of such transaction, or (c) the consummation of a public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

      Section 6. The Consultant shall have no liability to the Company on account of (a) any advice which it renders to the Company, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, or (b) the Consultant's inability to obtain financing or achieve other results desired by the Company or Consultant's failure to render services to the Company at any particular time or from time to
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time, (c) the failure of any transaction to meet the financial, operating or other expectations of the Company. The Company's sole remedy for any claim under this Agreement shall be termination of this Agreement.

      Section 7. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Consultant, Hampshire Equity Partners II, L.P., their respective affiliates, members, employees, and directors (the "Hampshire Affiliates") intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and the Hampshire Affiliates shall not be under any obligation whatsoever (except to the extent that fiduciary duty principles under Delaware corporate law may be applicable to individual directors and officers of the Company) to make such acquisitions, business transactions or other opportunities through the Company or offer such acquisitions, business transactions or other opportunities to the Company.

      Section 8. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Consultant, its affiliates and associates, each of the Hampshire Affiliates, and each of the respective owners, partners, officers, directors, members, employees and agents of each of the foregoing (the "Indemnified Parties"), from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result of or in connection with this Agreement; provided, however, that the Company shall not indemnify any of the Indemnified Parties for any losses, liabilities, damages, claims or expenses arising as a result of the Consultant's breach (or alleged breach) of its obligations under Section 10 of this Agreement.

      Section 9. Any payments paid by the Company under this Agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Consultant is made whole for such taxes or charges.

      Section 10. (a) This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

            (b) This Agreement may be assigned by either party hereto without the consent of the other party, provided, however, such assignment shall not relieve such party from its obligations hereunder. Any assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

            (c) In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

            (d) Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the
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address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

            (e) If at any time after the date upon which this Agreement is executed, the Company acquires or creates one or more subsidiary corporations (a "Subsequent Subsidiary"), the Company shall cause such Subsequent Subsidiary to be subject to this Agreement and all references herein to the Company's "direct and indirect subsidiaries" shall be interpreted to include all Subsequent Subsidiaries.

            (f) Each subsidiary of the Company shall be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Company as if a direct obligation of such subsidiary.

            (g) No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

            (h) The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

            (i) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

      Section 11. The parties shall keep the terms of this Agreement strictly confidential and shall not reveal them to any person, except as may be necessary in any proceeding to enforce the terms of this Agreement or as consented to by the parties hereto.

      Section 12. This Agreement supersedes all prior agreements between the parties in the entirety with respect to the subject matter hereof, including the terms of the Original Agreement, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                            [Signature Page Follows]
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                                                           [Hampshire Management
                                                           Consulting Agreement]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                   HAMPSHIRE MANAGEMENT COMPANY LLC,
                                   a Delaware limited liability company


                                   By: /s/ Thomas J. Walker
                                       -------------------------------------
                                       Name:  Thomas J. Walker
                                       Title: Vice President



                                   CITI TRENDS, INC., a Delaware corporation


                                   By: /s/ Thomas W. Stoltz
                                       -------------------------------------
                                       Name:  Thomas W. Stoltz
                                       Title: Chief Financial Officer